UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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ADDvantage Technologies Group, Inc.

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NOTICE OF ANNUAL MEETING
The 2022 Annual Meeting of Stockholders of ADDvantage Technologies Group, Inc will be held:

When:	Friday, September 23, 2022
9:00 a.m. Central
Where:	1430 Bradley Lane, Suite 196
Carrollton, TX 75007

The purpose of the meeting is to consider and vote on the following proposals:

1.Election of six directors.
2.Ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firm for fiscal 2022.
3.Proposal to approve an amendment to the Company's 2015 Incentive Stock Plan increasing the authorized number of shares of common stock under the plan by 1,000,000 shares.

Stockholders of record at the close of business on July 25, 2022, are entitled to vote at the meeting or any adjournment. Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management and our Board of Directors. This proxy statement is being sent to shareholders on or about August 12, 2022. Please note that our annual report accompanies this mailing of the proxy statement.

                        By Order of the Board of Directors,

Joseph E. Hart
Chief Executive Officer
August 12, 2022

PROXY STATEMENT FOR 2021 ANNUAL MEETING

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who can attend the annual meeting?
All shareholders as of the record date, Monday, July 25, 2022.

Who can vote?
You can vote your shares of common stock if our records show that you owned the shares on Monday, July 25, 2022. A total of 13,168,191 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. We do not recognize cumulative voting for the election of our directors. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?
Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the six directors, for the ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firm and for the proposal to amend our 2015 Incentive Stock Option Plan.

What if other matters come up at the annual meeting?
The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, any proxies returned to us will be voted as the proxyholders see fit.

Can I change my vote after I return my proxy card?
Yes. At any time before the vote on a proposal, you can change your vote either by giving our Secretary a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. Attendance at the annual meeting will not, by itself, revoke your proxy card.

Can I vote in person at the annual meeting rather than by completing the proxy card?
Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person. If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?
We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. Votes will be tabulated by an inspector of election appointed by our Board of Directors. Abstentions from voting, which you may specify on all of the proposals other than the election of directors, and the frequency proposal, will have the effect of a negative vote.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called “broker nonvotes”), the nominee may vote them on the proposal to ratify the appointment of HoganTaylor LLP as our independent registered public accounting firm. Uninstructed nominees are not permitted to vote for directors. Broker nonvotes will be counted as present to determine if a quorum exists.

What percentage of stock are the directors and executive officers entitled to vote at the annual meeting?
Together, they have the right to vote approximately 26.3% of our outstanding common stock.

Who are the largest principal shareholders? David E. Chymiak beneficially owns 2,715,428 shares (20.6%) of our common stock. His brother, Kenneth A. Chymiak, beneficially owns 1,085,738 shares (8.2%) of our common stock.

Who pays for this proxy solicitation?
The accompanying proxy is solicited by and on behalf of our Board of Directors, and the entire cost will be paid by us. In addition to sending you this proxy solicitation, some of our employees may contact you by telephone, by mail or in person. None of these employees will receive any extra compensation for doing this, but they may be reimbursed for their out-of-pocket expenses incurred while assisting us in soliciting your proxy.

Who can help answer my other questions?
If you have more questions or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Saratoga Proxy Consulting LLC, our proxy solicitor, at (888) 368-0379 (toll free) or (212) 257-1311 (collect) by email at info@saratogaproxy.com. If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

IDENTIFICATION OF OFFICERS

We have two executive officers. Our officers are elected by our Board of Directors and serve at the pleasure of the Board of Directors.

Identification of Executive Officers

Joseph E. Hart

Mr. Hart, 71, has served as our President and Chief Executive Officer since October 2018. Prior to joining the Company, Mr. Hart was the CEO of Aero Communications, Inc., a company specializing in installation, maintenance, and network design and construction for the telecommunications industry (2015 to 2018). From 2006 to 2014, Mr. Hart served as the Executive Vice President of Network Infrastructure Services and Operations for Goodman Networks, Inc., a provider of end-to-end network infrastructure, professional services and field deployment to the wireless telecommunications and satellite television industry. For the previous 20 years, Mr. Hart served in various executive leadership positions for AT&T and other various telecommunication and wireless companies. Mr. Hart holds a Master of Science degree in systems management from the University of Southern California and Bachelor of Business Administration degree from Baldwin-Wallace College. Mr. Hart’s extensive management experience in operations and corporate strategy in the telecommunications industry allows him to provide significant input to our Board of Directors.

Michael A. Rutledge

Mr. Rutledge, 52, Chief Financial Officer, began his career with ADDVantage Technologies in September 2021. Mr. Rutledge served as Vice President, Finance at SomnoMed Group for the past five years. Previously, he spent two years as the Chief Financial Officer at BG Staffing, where he played a key role in taking the company public and raising $16 million. Prior to that, he spent three years as Vice President of Finance with Cantel Medical Corporation, a publicly owned manufacturer of medical products, which acquired Byrne Medical, Inc., where he was the Chief Financial Officer. He joined Byrne Medical from N.F. Smith & Associates, a privately owned distributor of electronic components, where he spent four years as the Chief Financial Officer. He began his career at Ernst & Young, where he spent 12 years ultimately as Senior Audit Manager and was involved in several IPOs. He is a CPA in the State of Texas and holds a Bachelor of Business Administration in Accounting from Texas A&M University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of common stock beneficially owned as of July 25, 2022 by:
•each person known by us who beneficially owns more than 5% of any class of our voting stock;
•each director and nominee for director;
•each executive officer named in the Summary Compensation Table; and
•our directors and executive officers as a group.

Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers of their shares.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percent of Class (1)
Directors and Officers:
David Chymiak	2,715,428		20.6%
Joseph Hart	196,122		1.5%
James McGill	179,619		1.4%
John Shelnutt	103,103		*
Timothy Harden	94,816		*
Michael Rutledge	92,857		*
David Sparkman	85,155		*

All Executive Officers and Directors as a group (7 persons)	3,467,100		26.3%

Others > 5% ownership:
Ken Chymiak	1,085,738	(2)	8.2%

* Less than one percent
(1) Shares which an individual has the right to acquire within 60 days pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Includes shares for which the person has sole voting and investment power, or has shared voting and investment power with his/her spouse.
(2) Based on a Form 4, filed on January 26, 2021, of the shares beneficially owned by Mr. Chymiak, 1,085,738 are held of record by his spouse, Susan C. Chymiak as trustee of the Susan Chymiak Revocable Trust. Mr. Chymiak has sole voting and investment power over those shares held of record by him. Mr. Chymiak disclaims beneficial ownership of the shares held by his wife

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The information in the following table is as of July 25, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	50,000	$1.28	160,695
Equity compensation plans not approved by security holders	—	$—	—
Total	50,000	$1.28	160,695

PROPOSAL NO. 1 ELECTION OF DIRECTORS

All of the members of our current Board of Directors are included as Nominees to be elected at the annual meeting. The directors will be elected for one-year terms expiring at the next annual meeting. Our bylaws provide that our Board shall consist of not less than one nor more than nine directors, as determined from time to time by board resolution. Our Board has established the number of directors for the 2022 fiscal year to be six.

Vote Required. The six nominees receiving the highest number of votes will be elected. Votes withheld for a nominee will not be counted. You get one vote for each of your shares of common stock for each of the directorships.

Nominations. At the annual meeting, we will nominate as directors the persons named in this proxy statement. Although we do not know of any reason why one of these nominees might not be able to serve, our Board of Directors will propose a substitute nominee if any nominee is unavailable for election.

General Information About the Nominees. All of the nominees are currently directors of ADDvantage. Each has agreed to be named in this proxy statement and to serve as director if elected. The ages listed for the nominees are as of July 25, 2022.

The following information, including principal occupation or employment for the past five or more years and a summary of each individual’s experience, qualifications, attributes or skills that have led to the conclusion that each individual should serve as a director in light of our current business and structure, is furnished with respect to each nominee.

David E. Chymiak                                 Director since 1999

Mr. Chymiak, 77, served as ADDvantage's Chief Technology Officer from April 2, 2012 through June 30, 2019, which was the effective date of the sale of the Cable Television segment to Mr. Chymiak’s affiliated company, Leveling 8 Inc. (see Certain Relationships and Related Transactions section). Mr. Chymiak oversaw the operations of the Cable Television segment which he co-founded as Tulsat in 1985. Upon the sale of the Cable Television segment to Leveling 8, Mr. Chymiak is no longer an employee of the Company, but remains on the Company’s Board of Directors. Mr. Chymiak served as our Company’s Chairman of the Board from during the years 1999 to 2012 and 2014 to 2018. Mr. Chymiak brings extensive experience with the various technologies and products within the cable television industry to our Board of Directors with respect to industry matters. Mr. Chymiak also brings to the Board of Directors business leadership and corporate strategy.

Timothy S. Harden                          Independent Director since 2019

Mr. Harden, 69, has broad Communication Industry experience in various positions of leadership. He currently sits on a number of advisory boards focused on providing products and services in the Communication space. Mr. Harden spent 33 years with AT&T in various operating executive positions, the last of which was President of AT&T’s Worldwide Supply Chain. A few of his previous areas of responsibility included President and CEO of AT&T West, President of network services for AT&T Southwest, and President of Data and Network Services for SBC Operations. Mr. Harden also gained broad telecommunications experience from a series of executive assignments within AT&T’s predecessor companies SBC and Pacific Telesis, including President of SBC Telecom, Inc., President and Chief Executive Officer of Pacific Telesis Business Systems, Chief Operating Officer of Pacific Bell’s Advanced Communications Network, and Senior VP – Network Engineering and Planning of SBC Data Services. Mr. Harden has served as Chairman of the QuEST/TIA Forum Executive Board, managing the quality standard TL 9000 through 200+ companies worldwide. He is a former member of Supply Chain 50 representing the top Supply Chains in the U.S., and a member of Supply Chain World representing the top 200 Supply Chains worldwide.

Mr. Harden is an inductee in the National Football Foundation and College Hall of Fame as a scholar athlete. He currently serves on the board of directors for the San Francisco Chapter of this national organization. In 2007 he was named as a Distinguished American by this group for his efforts in support of their mission to promote and develop the qualities of leadership, sportsmanship, competitive zeal and the drive for academic excellence in America’s young people. This was only the 9th time this honor has been awarded in the 70 year history of the organization. Mr. Harden is a retired Captain in the USN Reserve and a past Associate Professor at the University of Utah. Mr. Harden started his career as an officer in the US Navy after his graduation from the US Naval Academy. Mr. Harden’s extensive experience in the telecommunications industry and background in business leadership and corporate strategy will allow him to provide significant input to our Board of Directors.

Joseph E. Hart                                  Director since 2015

Mr. Hart's biographical information is provided above in the Identification of Officers section.

James C. McGill                          Independent Director since 2007

Mr. McGill, 79, has served as our Company’s Chairman of the Board since October 2018. Mr. McGill is currently the President of McGill Resources, a venture capital investment company, a position he has held since 1987. In 2015, Mr. McGill formed and owns Ediche, LLC, a clothing importer. He also served in various executive leadership roles and as Chairman of the Board of Directors of MacroSolve, Inc., a technology company focused on wireless data collection, from 2002 to 2013. Mr. McGill serves on boards of organizations in the Tulsa, Oklahoma area, and has served on public company boards with many years serving as audit committee or board chair.

During his career, Mr. McGill has received 25 U.S. and foreign patents in the field of pollution control and has extensive experience in helping to develop early-stage and emerging companies. Mr. McGill is a registered professional engineer with a Bachelor of Science degree in chemical engineering from The University of Tulsa where he graduated cum laude. He is a member of the University’s College of Engineering and Applied Sciences Hall of Fame and was named a Distinguished Alumni in 2005. In 2013, he was named to the Collins College Business Hall of Fame. Mr. McGill has extensive experience in managing companies in a variety of industries, and his business leadership, corporate strategy background and operating expertise strengthen the Board of Directors.

John M. Shelnutt                         Independent Director since 2019

Mr. Shelnutt, 60, is the Vice President of Blue Danube Systems, a company that designs intelligent wireless access solutions using cloud-based analytics and machine learning to deliver high-definition active antenna systems technology to the wireless industry. Prior to 2017 when he joined Blue Danube Systems, Mr. Shelnutt served in executive capacities at Cisco from 2011 to 2016, leading their mobility division with global responsibility for all of the mobile product offerings of the company and managing one of their largest global customers. Prior to that, Mr. Shelnutt spent 12 years in executive leadership roles at Alcatel including the startup of their global DSL division and managing their United States mobility division. Mr. Shelnutt is also currently a partner since March 2021 in NASH21, a company that invests in real estate and rental properties primarily in Florida. Mr. Shelnutt has also served on various boards within the telecommunications industry including the QuEST Forum, ATIS, Broadband Forum and was an advisor to Tech Titans of Dallas, Texas and the City of New York Public Schools Technology group. Mr. Shelnutt’s extensive experience in the telecommunications industry and background in business leadership and corporate strategy will allow him to provide significant input to our Board of Directors.

David W. Sparkman                          Independent Director since 2015

Mr. Sparkman, 65, recently retired as the Chief Financial Officer of Oklahoma Capital Bank. Prior to that, he was the President of the financial consulting firm, Ulysses Enterprises, in which he also served in 2009-2010. Until the sale of the companies in October 2016, he was the Chief Financial Officer for a group of oil field service companies: Acid Specialists, LLC; Frac Specialists, LLC; and Cement Specialists, LLC. Mr. Sparkman served in that capacity beginning in September 2014, and prior to joining this group full-time in this capacity, he provided accounting and financial consulting services to these companies starting in April 2014. From 2010 to 2011, Mr. Sparkman was the CFO for Great White Energy Services until this company was acquired by Archer Well Company in 2011, and then served as the North America Director of Finance for Archer Well Company until 2013. Mr. Sparkman also spent 12 years with Dollar Thrifty Automotive Group serving in various accounting and finance-related senior management positions. Mr. Sparkman is a certified public accountant (inactive) and holds a bachelor of business administration degree in accounting from the University of Arkansas where he graduated cum laude. Mr. Sparkman’s background in business leadership, corporate strategy and financial and operating expertise allows him to provide significant input to our Board of Directors.

Recommendation of the Board of Directors:
The Board of Directors recommends a vote FOR the election of each nominee.

BOARD OF DIRECTORS

Board Independence. The Board of Directors has determined that Messrs. Harden, McGill, Shelnutt and Sparkman have no relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such individuals are independent under the rules and listing standards of The NASDAQ Stock Market (“NASDAQ”) and the rules of the Securities and Exchange Commission implemented pursuant to the Sarbanes-Oxley Act of 2002.

Board Leadership Structure. The Board of Directors does not have a current requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated, because the Board of Directors believes it is in our best interest to make this determination based on our current position and direction and the constitution of the Board of Directors and management team. The Board of Directors evaluates whether the roles of Chief Executive Officer and Chairman of the Board should be combined or separated. The Board of Directors has determined that having the positions of Chairman and Chief Executive Officer separated is in the best interest of our shareholders at this time. The Chief Executive Officer is primarily responsible for our overall management and the development and implementation of our strategy, and he has access to the people, information and resources necessary to facilitate that function. The Chairman of the Board has extensive experience in managing companies in a variety of industries, and his business leadership, corporate strategy background and operating expertise strengthen the Board of Directors. The Board of Directors believes that separating the roles of Chief Executive Officer and Chairman is an appropriate leadership structure as it promotes the strengths and expertise of these two individuals currently serving on the Board of Directors.

Oversight of Risk Management. It is management’s responsibility to manage our enterprise risks on a day-to-day basis. The Board of Directors is responsible for risk oversight by focusing on our overall risk management strategy and the steps management is taking to manage our risk.

While the Board of Directors as a whole maintains the ultimate oversight responsibility, the Board of Directors has delegated certain risk management oversight responsibilities to its various committees. The Audit Committee reviews and discusses our major financial risk exposures and the steps management has taken to identify, monitor, and control such risks. The Compensation Committee is responsible for overseeing risks related to our compensation programs, including structuring and reviewing our executive compensation programs, considering whether such programs are in line with our strategic objectives and incentivizing appropriate risk-taking. The Corporate Governance and Nominating Committee is tasked with risks associated with corporate governance and compliance.

Committees of the Board. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Strategy and Corporate Planning Committee. The following section describes the functions and membership of each committee and the number of times it met during our fiscal year ended September 30, 2021.

Board of Directors Fiscal Year 2021	Audit Committee	Corporate Governance and Nominating Committee	Strategy and Corporate Planning Committee	Compensation Committee

James C. McGill Chairman of the Board	X	X	X	X
David E. Chymiak			X
Timothy S. Harden		X	Chairman	Chairman
Joseph E. Hart			X
John M. Shelnutt	X	Chairman	X	X
David W. Sparkman	Chairman		X

AUDIT COMMITTEE

The functions and members of our Audit Committee are set forth below. The members of the Audit Committee are David W. Sparkman (Chairman), John M. Shelnutt, and James C. McGill. Each of the committee members is independent as defined under the rules and listing standards of the NASDAQ

Stock Market (“NASDAQ”) and the rules of the Securities and Exchange Commission implemented pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee met four times during fiscal year 2021. All of the meetings were held prior to the reporting of our quarterly financial results.

Functions

•Selects the firm that will serve as our independent registered public accounting firm;

•Reviews scope and results of audits with our independent registered public accounting firm, compliance with any of our accounting policies and procedures and the adequacy of our system of internal controls;

•Oversees quarterly reporting; and

•Performs the other functions listed in the Charter of the Audit Committee, a current copy of which may be found on our website at www.addvantagetechnologies.com.

Report of the Audit Committee

The Audit Committee of our Board of Directors is comprised of three directors who are not officers. Under currently applicable rules, each member is an independent director of the Company and meets the independence standards applicable for audit committee members under the rules of NASDAQ as well as under rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. The Audit Committee’s policy is to review and pre-approve all proposed engagements for audit or non-audit services rendered by our independent registered public accounting firm. Under its pre-approval policy, the Audit Committee approved 100% of the services provided by HoganTaylor LLP (“HoganTaylor”) in 2021 as those services are described in the section entitled “Principal Accounting Fees and Services.” Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In connection with its function to oversee and monitor our financial reporting process, the Audit Committee has done the following:

•selected HoganTaylor as our independent registered public accounting firm for the audit of the fiscal 2021 financial statements and the review of the interim quarterly financial statements;

•reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2021 with management;

•discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

•based on the reviews and discussions referred to above, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2021 for filing with the Securities and Exchange Commission (the “SEC”).

David W. Sparkman	John M. Shelnutt	James C. McGill

Audit Committee Financial Expert

The SEC has adopted rules pursuant to the provisions of the Sarbanes-Oxley Act requiring audit committees to include an “audit committee financial expert,” defined as a person who has the following attributes:

•an understanding of generally accepted accounting principles and financial statements;

•the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•an understanding of internal control over financial reporting; and

•an understanding of audit committee functions.

The financial expert will have to possess all of the attributes listed above to qualify as an audit committee financial expert.

Our Board of Directors has determined that each of David W. Sparkman, John M. Shelnutt, and James C. McGill meets the definitions of an audit committee financial expert.

COMPENSATION COMMITTEE

The current members of the Compensation Committee are Timothy S. Harden (Chairman), James C. McGill, and John M. Shelnutt. The Compensation Committee met three times during fiscal 2021. The functions of the Compensation Committee are set forth below.

Functions

•Evaluates performance and sets compensation and benefits of Chief Executive Officer;

•Approves compensation and benefits programs of our other named executive officer(s);

•Approves compensation and benefits of our non-employee Board of Directors; and

•Performs the other functions listed in the Charter of the Compensation Committee, a current copy of which may be found on our website at www.addvantagetechnologies.com.

Composition and Delegation

The Compensation Committee of our Board of Directors is currently comprised of four directors who are not officers. All functions of the Compensation Committee are to be performed by the Committee members and are not authorized to be delegated outside of the Committee. Under currently applicable rules, three members qualify as “independent directors” as defined under Rule 5605(a)(2) of NASDAQ and each member is a “non-employee director” (within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934).

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The current members of the Corporate Governance and Nominating Committee are John Shelnutt (Chairman), Timothy S. Harden, and James C. McGill. The Committee met two times during fiscal year 2021. The functions and members of the Corporate Governance and Nominating Committee are set forth below.

•Provides oversight of the governance of the Board of Directors;

•Makes recommendations to the Board as a whole concerning board size and composition;

•Identifies individuals qualified to become Board members;

•Selects or recommends that the Board select the director nominees to stand for election at the annual meeting of shareholders;

•Recommends to the Board nominees for the positions of Chairman of the Board, chairmen of the various committees of the Board, and members of the various committees of the Board; and

•Performs other functions listed in the Charter of the Corporate Governance and Nominating Committee, a current copy of which may be found on our website at www.addvantagetechnologies.com.

The Corporate Governance and Nominating Committee is comprised of directors who are not officers. Under currently applicable rules, each member is an “independent director” as defined under the NASDAQ rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

The Corporate Governance and Nominating Committee’s criteria and process for identifying and evaluating the candidates that it selects, or recommends to the full Board for selection, as director nominees, are: (i) regular review of composition and size of the Board; (ii) review of qualifications of candidates properly recommended or nominated by any qualifying shareholder; (iii) evaluation of the performance of the Board and qualification of members of the Board eligible for re-election: and (iv) consideration of the suitability of each candidate, including current members of the Board, in light of the size and composition of the Board. After such review and consideration, the Corporate Governance and Nominating Committee will recommend a slate of director nominees.

While the Corporate Governance and Nominating Committee has not established specific minimum requirements for director candidates, other than they be at least 21 years of age, the Committee believes that candidates and nominees must reflect a board that is comprised of directors who: (i) are predominantly independent; (ii) are of high integrity; (iii) have qualifications that will increase overall board effectiveness; and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. The Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, but the Committee does consider, among other things, a director nominee’s potential contribution to the diversity of background and experience of our Board of Directors, including with respect to age, gender, international background, race and specialized experience.
The Corporate Governance and Nominating Committee has adopted a policy with regard to the consideration of director candidates recommended by shareholders. The Corporate Governance and Nominating Committee will consider director candidates recommended by any shareholder holding 10,000 shares of our common stock for at least 12 months prior to the date of submission of the recommendation or nomination. Additionally, a recommending shareholder shall submit a written statement in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, judgment, age, independence, expertise, corporate experience, other commitments and the like, personal references, and a written indication by the candidate of his or her willingness to serve, if elected, and evidence of the recommending person’s ownership of our stock sufficient to meet the stock ownership requirements described above.

STRATEGY AND CORPORATE PLANNING COMMITTEE

The current members of the Strategy and Corporate Planning Committee are Timothy S. Harden (Chairman), Joseph E. Hart, James C. McGill, John M. Shelnutt, David W. Sparkman and David E. Chymiak. The Committee met three times during fiscal year 2021. The functions and members of the Strategy and Corporate Planning Committee are set forth below.

•the development of the Company’s short-term and long-term strategic plan;

•oversees the execution of the Company’s strategic plan;

•help develop new and enhance existing relationships with customers;

•assists with business development and internal expansion efforts;

•pursuing merger and acquisition opportunities; and

•the development of a working capital strategy and capital-raise plan to achieve the above.

BOARD MEETINGS

Our Board held four meetings during fiscal year 2021. Each director attended all of the meetings of the Board and the committees on which he served.

Shareholder Communication with the Board of Directors and Committees

Communication with the Board of Directors or any of the Committees should be directed to the attention of Mr. Sparkman. Written correspondence to Mr. Sparkman may be delivered to our executive offices, 1430 Bradley Lane, Carrollton, Texas, 75007. All shareholder communications directed to Mr. Sparkman will be promptly forwarded to him. All Board members are encouraged, but not required, to attend our annual meeting. Last year, all of our Board members (board members at the date of the meeting) attended our annual meeting.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics which is applicable to all of our directors, officers and employees. A copy of our Code of Business Conduct and Ethics is posted on our website at www.addvantagetechnologies.com. We intend to satisfy the disclosure requirements, including those of Item 406 of Regulation S-K, regarding certain amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics by posting such information on our website.

HEDGING TRANSACTIONS BY INSIDERS

The Company has an Insider Trading Policy, which may be found on our Company’s website at www.addvantagetechnologies.com. Among other transactions, this policy prohibits corporate insiders (e.g. directors, officers, employees) from engaging in hedging transactions with respect to Company stock. “Hedging transactions” may be understood generally as transactions which lock in the value of stock in exchange for giving up rights to future stock appreciation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons. The Company is not aware of any transaction that was required to be reported in its filings with the SEC where such policies and procedures either did not require review or were not followed. The Company's Audit Committee Charter, which is available on the Corporate Governance page of our website, www.addvantagetechnologies.com, provide that the Company shall conduct an appropriate review of all transactions with related persons for potential conflict of interest situations on an ongoing basis, and all such transactions shall be approved by the Audit Committee or another independent body of the Board.

In addition, the Company also requires each of its directors and executive officers to complete a Director and Officer Questionnaire on an annual basis, and to update such information when the questionnaire responses become incomplete or inaccurate. The Director and Officer Questionnaire requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC and to furnish us with a copy of each of these reports. SEC regulations impose specific due dates for these reports and we are required to disclose in this proxy statement any failure to file by these dates during fiscal year 2021.

To our knowledge, based solely on the review of the copies of these reports furnished to us and written representations that no other reports were required, during and with respect to the fiscal year ended September 30, 2021, we believe that these persons have complied with all applicable filing requirements with the exception of the Form 4 reports of Messrs. Hart, Chymiak, McGill, Harden, Shelnutt, and Sparkman. The Company is currently conducting a review with its officers and directors of all transactions subject to Section 16 reporting requirements in order to cure any remaining delinquencies.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

A revised director compensation plan was approved by the shareholders at last year's annual meeting and was effective April 1, 2020. Prior to this plan, we paid our non-employee directors $500 per quarter and $750 for each board meeting and $375 for each committee meeting or telephonic board or committee meeting the director attended. The chairman of the Audit Committee received an additional $375 per meeting, and the chairmen of the Compensation and Governance and Nominating Committees received an additional $150 per meeting. The new director compensation plan compensates each director, with the exception of Messrs. McGill and Chymiak, $20,000 per year and the Chairman of the Audit Committee $30,000. Mr. McGill will receive $25,000 annually in cash paid in monthly installments per his agreement with the Company, and Mr. Chymiak will be compensated pursuant to the previous plan.

All directors are eligible to receive awards of restricted shares, which are subject to a 12-month holding period, after the annual shareholders meeting. Prior to 2020, these annual awards generally were for $15,000 of restricted stock. Annual stock grants are made to directors under our 2015 Incentive Stock Plan and no grants were made in 2019 because there were insufficient shares in the 2015 Incentive Stock Plan. Since the shareholders approved additional shares to be added to the 2015 Incentive Stock Plan, the directors were awarded their 2019 grant of $15,000 of restricted stock in fiscal year 2020.

As part of the revised director compensation plan, each director, with the exception of Messrs. McGill and Chymiak, is to be awarded $50,000 of restricted stock upon each election to the board, which would be subject to a holding period equal to their board term. Mr. McGill is to receive $50,000 of restricted stock each October, subject to a twelve month holding period, per his agreement with the Company. Mr. Chymiak is to receive $15,000 of restricted stock upon his election to the board, which would be subject to a holding period equal to his board term.

We reimburse all directors for out-of-pocket expenses incurred by them in connection with their service on our Board and any Board committee. The following table reflects the total compensation earned by each non-employee director during the last fiscal year:

Fiscal Year 2021 Director Compensation

	Name	Fees Earned or Paid in Cash	Restricted Stock Awards (1) (2)	Total Compensation
	James C. McGill (3)	$25,000	$50,220	$75,220
	David E. Chymiak	20,000	17,664	37,664
	Thomas J. Franz	20,000	—	20,000
	Timothy S. Harden	20,000	58,884	78,884
	John M. Shelnutt	20,000	58,884	78,884
	David W. Sparkman	30,000	58,884	88,884

(1)	The fair value of the stock awards are amortized over the 12-month holding period to compensation expense in the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K. The fair value of the stock award was based on the closing market price of the stock on the date of grant.
(2)	The directors received their fiscal 2021 awards in November, 2021, with a total fair value of $244,536 as of the original dates of the awards.
(3)	James C. McGill and the Company entered into an amended Letter Agreement on July 16, 2020, which amended his previous agreement dated October 8, 2018. This amended agreement provides that, for serving as Chairman of the Board, Mr. McGill will receive annual compensation in the form of $25,000 in cash and $50,000 in shares of stock, which will vest vest over a 12-month period. Mr. McGill's fiscal 2020 award was received in October, 2020.

SUMMARY COMPENSATION TABLE

The following information relates to compensation paid by the Company for the fiscal years ended 2021 and 2020 to the Company’s Chief Executive Officer, Chief Financial Officer and the next most highly compensated executive officer of the Company:

							Non-Equity
					Stock	Option	Incentive Plan	All Other	Total
	Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
			($)	($)(1)	($) (2)	($)	($)	($)(3)	($)
	Joseph E. Hart	2021	$300,000	—	$—	$—	$—	$26,419	$326,418
	Principal Executive Officer	2020	290,769	105,000	87,898	—	—	25,173	508,840

	Michael A. Rutledge	2021	15,050	—	—	—	—	—	15,050
	Chief Financial Officer (4)

	Scott A. Francis	2021	108,632	—	222,858	—	—	94,660	426,150
	Chief Accounting Officer (5)	2020	174,462	36,000	50,988	—	—	10,000	271,450

	Jimmy Taylor	2021	235,383	—	78,325	—	—	14,116	327,824
	President, Wireless Segment (6)	2020	41,538	—	170,300	—	—	1,846	213,684

(1)	Bonus amounts paid in 2020 represent amounts earned in 2019. There were no executive bonuses awarded in 2020 or 2021.
(2)	The amounts shown are Company officer compensation and represent the total fair value of the stock awards shares on the date of the grant to officers for fiscal years 2021 and 2020. The fair value of the stock awards is amortized over the vesting period to compensation expense in the Consolidated Statements of Operations contained in this Annual Report on Form 10-K. The fair value of the stock awards was based on the closing market prices of the stock on the dates of the grants. The actual value that an executive officer will realize upon vesting of performance or time-based awards will depend upon the market price of the Company’s stock on the vesting date, so there is no assurance that the value realized by an executive officer will be at or near the value of the market price of the Company’s stock on the grant date.
(3)	Represents amounts paid by the Company on behalf of an officer for matching contributions to the Company’s qualified 401(k) plan, group term life, and auto allowance received during the year. Mr. Francis's other compensation includes severance payments.
(4)	Mr. Rutledge's salary for 2021 represents his prorated annual salary of $250,000 as per the terms of his employment agreement from his September 2021 start date.
(5)	Mr. Francis was the Vice President and Chief Accounting Officer of the Company until his departure in March 2021. Mr. Francis served as the interim Chief Accounting Officer through August 2021 as an independent contractor.
(6)	Mr. Taylor's salary for 2020 represents his prorated annual salary of $240,000 as per the terms of his employment agreement from his July 2020 start date. Mr. Taylor retired in July, 2022.

Potential Payments Upon Termination or Change of Control
We have entered into employment/severance agreements with Mr. Hart and Mr. Rutledge. These agreements are designed to promote stability, continuity and focus for key members of leadership during periods of uncertainty that may be created by change of control situations. Additionally, the use of such agreements is a competitive practice that enhances our ability to attract and retain leadership talent.
These agreements have no stated term but provide for the payment of severance benefits in most situations where the employee is terminated without cause or is terminated or resigns in connection with a Change in Control of the Company. Mr. Hart, in this event, will be paid the amount of his annual base salary immediately preceding the termination without cause or Change of Control. Mr. Rutledge will be paid the amount of 50% of his annual base salary immediately preceding the termination without cause or Change of Control. Most executive equity awards which are subject to vesting provide for accelerated vesting upon the occurrence of a change in control.
“Change of Control” as used in these agreements has a fairly customary definition designed to reflect that a fundamental change in beneficial ownership or control of the Company has occurred. Specifically, the agreements incorporate the term a “change of control event”, as defined in United States Treasury

Regulations (“Regulations”) promulgated under section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) that results from an event in which a person comes to be the owner, directly or indirectly, of 50% or more of outstanding voting securities of the Company or its parent company or the transfer or disposition of all or substantially all of the assets of the Company, its parent or their successor or a person, acquires, directly or indirectly, the voting power to elect a majority of the members of the Board of the Company or its parent (other than in the normal course) or any other similar transaction or series of related transactions.

Senior Management Incentive Compensation Plan

Company executives have received in the past equity and non-equity (cash bonus) incentive compensation. Incentive equity compensation has been awarded in the form of restricted stock or stock options granted under the Company’s 2015 Incentive Stock Plan. Cash bonuses have historically been granted as a result of meeting specified performance metrics.

For fiscal years 2021 and 2020, the Company did not meet the threshold performance goals approved by the Compensation Committee and as a result no bonuses were awarded to executive officers related to the 2021 and 2020 fiscal years.

Outstanding Equity Awards at September 30, 2021

The named executive officers of the Company did not have any unvested stock option awards as of September 30, 2021.

The following sets forth reflects the number of shares of unvested restricted stock awards of our named executive officers of the Company as of September 30, 2021:

Name	Unvested Restricted Stock
Joseph E. Hart	—
Michael A. Rutledge	92,857
Reginald Jaramillo	43,333
Jimmy Taylor	32,500

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the accounting firm of HoganTaylor LLP as our independent registered public accounting firm to examine our financial statements for the fiscal year ending September 30, 2022.

Representatives from HoganTaylor will attend the Annual Meeting to answer appropriate questions and make statements if they desire.

Recommendation of the Board of Directors:
The Board of Directors recommends a vote FOR the ratification of the appointment of HoganTaylor.

PRINCIPAL ACCOUNTING FEES AND SERVICES

HoganTaylor LLP audited our consolidated financial statements for the fiscal years ended September 30, 2021 and 2020. Our Audit Committee considered whether the provisions for the tax services and other services by HoganTaylor were compatible with maintaining their independence and determined that they were.

Fees Incurred by the Company for Services Performed by Audit Firms

The following table shows the fees incurred for the years ended September 30, 2021 and 2020 for professional services provided by HoganTaylor for the audits of our annual financial statements as well as other professional services.

	2021	2020
Audit Fees(1)	$129,000	$131,150
Audit-Related Fees(2)	7,500	—
Tax Fees(3)	25,006	27,250
Total	$161,506	$158,400

(1) Audit Fees represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with the issuance of comfort letters, consents, and assistance with review of documents filed with the SEC.
(2) Audit-Related Fees represent services in connection with special reports, accounting consultations, and due diligence procedures.
(3) Tax Fees represent fees for annual tax return preparation and research of tax related matters.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. During the year, the Audit Committee approved all of the services performed by the independent registered public accounting firm. The fees billed for these services approximated 100% of the pre-approved amounts.

Before engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of the following four categories of services to the Audit Committee for approval:

1.Audit services include audit work performed on the financial statements, internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.
2.Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.
3.Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.
4.Other Fees are those associated with services not captured in the other categories. We generally do not request such services from the independent registered public accounting firm other than the annual audit of our Defined Contribution Plan.

Before engagement, the Audit Committee pre-approves the independent registered public accounting firm’s services within each category. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL NO. 3 APPROVAL OF OUR PROPOSED AMENDMENT TO 2015 INCENTIVE STOCK PLAN

The Board of Directors is requesting that the shareholders approve the proposed amendment (the “Amendment”) to the ADDvantage Technologies Group, Inc. 2015 Incentive Stock Plan. In January 2015, the Board of Directors adopted the 2015 Incentive Stock Plan to attract and retain key employees and directors, to provide an additional incentive to each key employee and director, to work to increase the value of the Company’s stock, and to provide each key employee and director with a stake in the future of the Company. The 2015 Incentive Stock Plan was approved and adopted on March 4, 2015 at the Annual Meeting of the shareholders. The Amendment to the 2015 Incentive Stock Plan will increase the number of shares of common stock reserved for issuance under the Incentive Stock Plan from 1,500,000 shares to 2,500,000 shares of common stock.

On August 10, 2022, the Board of Directors unanimously approved the Amendment, subject to approval by the Company’s shareholders at the Annual Meeting. In order for the Amendment of the 2015 Incentive Stock Plan to take effect, it must be approved by the Company’s shareholders. If this Amendment is not approved by the Company’s shareholders, the 2015 Incentive Stock Plan will continue to operate according to its terms. However, almost all of the shares originally reserved to the 2015 Incentive Stock Plan have been issued. Accordingly, unless the shareholders approve the Amendment, the Company will not be able to offer equity incentive compensation to its key employees and directors.

The Board of Directors believes that it is in the best interests of the Company and its shareholders to provide for an Amendment to the 2015 Incentive Stock Plan to continue to attract and retain key employees and directors, to provide additional incentive to each key employee and director, to work to increase the value of the Company’s stock, and to provide each key employee and director with a stake in the future of the Company.

Reasons for the Proposed Amendment

The Company will utilize the increased number of shares of common stock to attract and retain key employees and directors and to ensure that management maintains a reasonable level of equity as the Company grows and uses equity to raise capital and engage in other opportunistic business ventures, should the opportunity arise. Almost all of the shares originally reserved to the 2015 Incentive Stock Plan have been issued. Therefore, the approval of the Amendment is necessary in order for the Company to be able to offer equity incentive compensation to key employees and directors in the future.

Vote Required

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares cast at the Annual Meeting. Broker non-votes are counted towards a quorum but will have no effect on the outcome of the vote for this Proposal No. 3.

Recommendation of the Board of Directors:
The Board of Directors recommends a vote FOR the approval of the amendment to the 2015 Incentive Stock Plan.

SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

If you want to include a shareholder proposal in the proxy statement for the 2023 annual meeting, it must be delivered to our executive offices, 1430 Bradley Lane, Suite 196, Carrollton, Texas, 75007, on or before October 1, 2022. In addition, if you wish to present a proposal at the 2023 annual meeting that will not be included in our proxy statement and you fail to notify us by December 15, 2022, then the proxies solicited by our Board for the 2023 annual meeting will include discretionary authority to vote on your proposal in the event that it is properly brought before the meeting.

OTHER MATTERS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposal discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholder sees fit.

Only one annual report and proxy statement are being delivered to multiple shareholders who share one address, unless we have received instructions to the contrary. We will promptly provide a separate copy of the annual report and proxy statement to a shareholder at a shared address to which single copies were delivered upon request sent in writing to ADDvantage Technologies Group, Inc., c/o Shareholder Relations, 1430 Bradley Lane, Suite 196, Carrollton, Texas, 75007, or by calling (918) 251-9121. If you wish to receive a separate annual report and proxy statement in the future, or if you currently receive multiple copies of the annual report and proxy statement and wish to request delivery of only single copies, you may notify us at the same address or phone number.

You can obtain a copy of our Annual Report on Form 10-K for the year ended September 30, 2021 at no charge by sending your request in writing to ADDvantage Technologies Group, Inc., c/o Michael Rutledge, 1430 Bradley Lane, Suite 196, Carrollton, Texas, 75007. This document and other information may also be accessed from our website at www.addvantagetechnologies.com.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on September 23, 2022

Our proxy statement, our form of proxy, our annual report on Form 10-K and shareholder letter are available at www.proxyvote.com.

PROXY ADDVANTAGE TECHNOLOGIES GROUP, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph E. Hart, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of ADDvantage Technologies Group, Inc. (the “Company”) held of record by the undersigned on July 25, 2022 at the Annual Meeting of Shareholders of the Company to be held at 9:00 am CST on September 23, 2022, at the corporate office of ADDvantage Technologies Group, Inc., 1430 Bradley Lane, Suite 196, Carrollton, TX 75007, and at any and all adjournments or postponements thereof.

1.    Election of directors.
•FOR all nominees listed below (except as indicated to the contrary below and subject to the discretion of the proxy as provided herein).

David E. Chymiak	Timothy S. Harden	Joseph E. Hart
James C. McGill	John M. Shelnutt	David W. Sparkman
WITHHOLD AUTHORITY to vote for all the nominees above. Instructions: To withhold authority for any individual nominee or nominees, write their name(s) here:________________________________________

2.    Proposal to ratify the appointment of HoganTaylor as our independent registered public accounting firm for fiscal 2022.
         FOR         AGAINST         ABSTAIN

3.    Proposal to approve an amendment to the Company's 2015 Incentive Stock Plan increasing the authorized number of shares of common stock under the plan by 1,000,000 shares.
         FOR         AGAINST         ABSTAIN

Note:    In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted at the Annual Meeting or any adjournments or postponements thereof as directed herein by the undersigned shareholder. If no specifications are made, this Proxy will be voted For Proposals 1, 2 and 3. This Proxy is revocable at any time before it is exercised.

IMPORTANT: Please date this and sign this Proxy exactly as name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:        , 2022

Signature(s)

Signature(s)

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
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